UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 19, 2010

FRESENIUS KABI PHARMACEUTICALS HOLDING, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34172	98-0589183
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Else-Kroener-Strasse 1

61352 Bad Homburg v.d.H.

Germany

(Address of principal executive offices)

+49 (6172) 608 0

Registrant’s telephone number, including area code:

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of John Ducker

On February 19, 2010, the Board of Directors of Fresenius Kabi Pharmaceuticals Holding, Inc., (the “Company”) approved the employment agreement for John Ducker. Mr. Ducker was previously appointed by the Board on January 1, 2010 as the President and Chief Executive Officer of the Company.

The term of Mr. Ducker’s employment agreement commenced January 1, 2010 and will continue through December 31, 2014, unless sooner terminated pursuant the provisions therein. Under the terms of Mr. Ducker’s employment agreement, he will receive an annual base salary of $600,000, subject to annual review by the Company’s board of directors, and will be eligible for an annual bonus of up to $500,000 based upon achievement of certain Company targets for net income excluding interest and tax expense. The agreement also provides that Mr. Ducker will (i) receive an automobile lease allowance of $1,500 per month, (ii) receive a housing allowance of $6,000 per month, such amount to be paid on a fully grossed-up tax basis, (iii) be reimbursed for reasonable relocation costs and expenses, (iv) be entitled for himself and his family either (y) one return flight to/from Europe in business class or (z) two return flights to/from Europe in economy class for each calendar year of his employment, and (v) receive private school tuition reimbursement for his children on a fully grossed-up tax basis.

In the event that Mr. Ducker’s employment is terminated (i) by the Company without “Cause,” or (ii) by him for “Good Reason,” then Mr. Ducker will be entitled to receive (in addition to his base salary up to the termination date and post termination benefits under Company benefit plans) his base salary, bonus, (equal to the bonus paid in the year preceding the date of termination), automobile lease allowance, housing allowance, relocation expenses, air travel, and private school tuition reimbursement through December 31, 2014. In addition, Mr. Ducker shall be subject to a standard confidentiality covenant and a non-competition covenant that will last until the end of the term regardless of whether Mr. Ducker is still employed by the Company.

No “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists among Mr. Ducker and any of the other Company’s directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESENIUS KABI PHARMACEUTICALS HOLDING, INC.

Date: February 25, 2010	By:	/s/ RICHARD J. TAJAK
Richard J. Tajak
Chief Financial Officer